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                                                                   Exhibit 10(h)

                          TRADEMARK LICENSE AGREEMENT

         THIS TRADEMARK LICENSE AGREEMENT (this "Agreement") is made as of the ____ day of ______________, 1997, between Kennametal Inc., a Pennsylvania corporation ("Kennametal"), and JLK Direct Distribution Inc., a Pennsylvania corporation ("JLK").

                                    RECITALS

         A. Kennametal owns all of the issued and outstanding Class B Common Stock, par value $.01 per share, of JLK, and JLK is a member of Kennametal's "affiliated group" of corporations for federal income tax purposes.

         B. JLK is effecting an initial public offering (the "Offering") of shares of Class A Common Stock, par value $.01 per share, of JLK.

         C. Upon completion of the Offering, JLK will cease to be a wholly-owned subsidiary of Kennametal.

         D. Kennametal owns the Kennametal Trademarks (as defined herein) and JLK owns the JLK Trademarks (as defined herein).

         E. In connection with the consummation of the Offering, JLK desires to license from Kennametal and Kennametal is willing to grant to JLK and its Affiliates a nonexclusive license to use the Kennametal Trademarks, on the terms and provisions contained herein. Kennametal desires to license from JLK and JLK is willing to grant to Kennametal and its Affiliates a nonexclusive license to use the JLK Trademarks, on the terms and provisions contained herein, on the terms and provisions contained herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of their mutual promises and obligations herein contained, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

         1.1 DEFINITIONS. As used in this Agreement, in addition to the terms defined in the Preamble and the Recitals, the following terms shall have the following meanings, applicable to both the singular and plural forms of the terms described:

         "AFFILIATE" means with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person. A person is regarded in control of another person if its owns, or directly or indirectly controls, at least 50% of the voting stock or other ownership interest of the other person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other person by any means whatsoever; provided, however, that for the purposes of this Agreement, JLK and its subsidiaries shall not be Affiliates of Kennametal, and Kennametal and its subsidiaries (other than JLK and its subsidiaries) shall not be Affiliates of JLK.

         "EFFECTIVE DATE" means the date of this Agreement.

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         "INTERCOMPANY AGREEMENTS" means collectively, (i) those certain agreements by and between Kennametal and JLK with respect to administrative services, product supply, tax-sharing, indemnification, intercompany debt/investment, non-competition and corporate opportunities, cash management and corporate matters; and (ii) those certain agreements by and between Kennametal and J&L America, Inc. with respect to leasing, shared facilities and warehousing.

         "JLK PRODUCTS" means the products and services then provided by JLK and its Affiliates, as modified from time to time.

         "JLK TRADEMARKS" means the trademarks, service marks, trade names and other intellectual property of JLK identified on Schedule B.

         "KENNAMETAL PRODUCTS" means the products and services then provided by Kennametal and its Affiliates, as modified from time to time.

         "KENNAMETAL TRADEMARKS" means the trademarks, service marks, trade names and other intellectual property of Kennametal identified on Schedule A.

         "LICENSEE" means, as the case may be, Kennametal in its capacity as licensee of the JLK Trademarks hereunder, and JLK in its capacity as licensee of the Kennametal Trademarks hereunder.

         "LICENSOR" means, as the case may be, Kennametal in its capacity as licensor of the Kennametal Trademarks hereunder, and JLK in its capacity as licensor of the JLK Trademarks hereunder.

         "LICENSOR'S TRADEMARKS" means the Kennametal Trademarks, in the case of Kennametal, and the JLK Trademarks, in the case of JLK.

         1.2 INTERNAL REFERENCES. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement, and reference to the parties shall mean the parties to this Agreement.

                                   ARTICLE 2

                          GRANTS OF TRADEMARK LICENSES

         2.1  KENNAMETAL GRANT OF LICENSE.

         (a) Kennametal grants to JLK and its Affiliates the worldwide, nonexclusive right and license to use the Kennametal Trademarks in the marketing, promotion, sale and provision of Kennametal Products.

         (b) The Kennametal Trademarks are initially as established by Kennametal as of the Effective Date and may be modified from time to time by Kennametal in its sole discretion and reflected on a revised Schedule A.

         2.2  JLK GRANT OF LICENSE.

         (a) JLK grants to Kennametal and its Affiliates the worldwide, nonexclusive right and license to use the JLK Trademarks in the marketing, promotion, sale and provision of JLK Products.

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         (b)  The JLK Trademarks are initially as established by JLK as of the
              Effective Date and may be modified from time to time by JLK in its sole discretion and reflected on a revised Schedule B.

         2.3 FEES. In consideration of the rights and licenses granted under Sections 2.1 and 2.2, each Licensee shall pay to each Licensor royalty fees as set forth on Schedule C. The net consideration paid by the parties hereto take into account the benefits and value that Kennametal and JLK each derive from the Related Agreements. Such royalty fees shall be due on a quarterly calendar-year basis and shall be payable no later than one month after the close of the prior quarter (i.e., April 30, July 31, October 31, and January
31). Each royalty payment shall be accompanied by a report setting forth the number of products sold bearing the respective trademark. Failure to timely make a royalty payment shall be deemed a material breach of this Agreement and shall be subject to the remedies provided herein. Each Licensee shall maintain adequate records of products sold pursuant to this License Agreement, said records being subject to an annual inspection by the respective Licensor, at that Licensor's discretion.

         2.4  RESTRICTIONS ON SUBLICENSES.

         (a)  The right and license granted to JLK and its Affiliates under
              Section 2.1 shall not include the right to grant sublicenses to any third party, except with the prior written consent of Kennametal. Any sublicense consented to by Kennametal shall be at least as restrictive as this Agreement and shall allow and enable JLK to ensure compliance with all of the terms and conditions of this Agreement. JLK or the relevant Affiliate shall guarantee the full performance and compliance of any such sublicensee with all of the terms and conditions of this Agreement.

         (b) The right and license granted to Kennametal and its Affiliates under Section 2.2 shall not include the right to grant sublicenses to any third party, except with the prior written consent of JLK. Any sublicense consented to by JLK shall be at least as restrictive as this Agreement and shall allow and enable Kennametal to ensure compliance with all of the terms and conditions of this Agreement. Kennametal or the relevant Affiliate shall guarantee the full performance and compliance of any such sublicensee with all of the terms and conditions of this Agreement.

         2.5  USE.

         (a) JLK undertakes and agrees to use the Kennametal Trademarks only in the manner currently used or otherwise approved by Kennametal and only in connection with the marketing, promotion, sale and provision of Kennametal Products, in strict compliance with
              Section 2.1. The quality of all Kennametal Products offered or sold by JLK and its Affiliates under the Kennametal Trademarks shall be no less than the quality of Kennametal Products sold by Kennametal and shall otherwise conform to the standards set by Kennametal. Kennametal shall have the right at all reasonable times and upon reasonable written notice provided to JLK by Kennametal to inspect the Kennametal Products which bear, embody and utilize the Kennametal Trademarks and to monitor such Kennametal Products to determine whether they are of acceptable quality. Failure by JLK to maintain acceptable quality shall be deemed a material breach of this Agreement and shall afford Kennametal the right to utilize any remedies provided herein. JLK shall not use the Kennametal Trademarks in a manner that is likely to cause confusion, mistake or deception as to the source, origin, association, affiliation, sponsorship or endorsement between Kennametal and JLK as separate companies, or their respective products or services.

         (b) Kennametal undertakes and agrees to use the JLK Trademarks only in the manner currently used or otherwise approved by JLK and only in connection with the marketing, promotion, sale and provision of JLK Products, in strict compliance with Section 2.2. The quality of all JLK

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              Products offered or sold by Kennametal under the JLK Trademarks shall be no less than the quality of JLK Products sold by JLK and shall otherwise conform to the standards set by JLK. JLK shall have the right at all reasonable times and upon reasonable written notice provided to Kennametal by JLK to inspect the JLK Products which bear, embody and utilize the JLK Trademarks and to monitor such JLK Products to determine whether they are of acceptable quality. Failure by Kennametal to maintain acceptable quality shall be deemed a material breach of this Agreement and shall afford JLK the right to utilize any remedies provided herein. Kennametal shall not use the JLK Trademarks in a manner that is likely to cause confusion, mistake or deception as to the source, origin, association, affiliation, sponsorship or endorsement between JLK and Kennametal as separate companies, or their respective products or services.

         2.6 INDEMNIFICATION BY LICENSEES. Each Licensee shall hold harmless and indemnify each Licensor and its Affiliates and their respective officers, directors, employees, agents, representatives and attorneys-in-fact from and against any claims or liabilities which may arise in connection with the unauthorized use of the Licensor's Trademarks by such Licensee or its Affiliates.

         2.7 INDEMNIFICATION BY LICENSORS. Each Licensor shall hold harmless and indemnify each Licensee and its Affiliates and their respective officers, directors, employees, agents, representatives and attorneys-in-fact from and against any claims or liabilities which may arise in connection with the authorized use of the Licensee's Trademarks by such Licensor or its Affiliates.

                                   ARTICLE 3

                            PROTECTION OF TRADEMARKS

         3.1 NO REGISTRATION. Each Licensee acknowledges and agrees that ownership of the Licensor's Trademarks is retained by the Licensor and such Licensee will not make any filings to register any of the Licensor's Trademarks in any jurisdiction. Any and all such registrations shall be made by the Licensor in its sole discretion. Each Licensee agrees not to contest the respective Licensor's ownership of any trademark or registration therefor.

         3.2 MAINTENANCE. Each Licensor shall use its best efforts to maintain the validity of its trademarks and any registrations therefor.

         3.3 COMPLIANCE WITH LAW. Each Licensee shall comply with all laws and governmental regulations pertaining to the proper use and designation of the Licensor's Trademarks in the various countries where the Licensor's Trademarks are used, including, without limitation, the execution of any registered users agreements, if necessary, and the use of all appropriate notices and legends.

         3.4 VALIDITY. Each Licensee agrees not to contest the validity of the Licensor's Trademarks and agrees that any and all rights and goodwill that might be acquired by the use of the Licensor's Trademarks by such Licensee shall inure to the sole benefit of the Licensor. Each Licensee agrees to fully cooperate as requested with the Licensor in registering and maintaining the Licensor's Trademarks and recording this Agreement, all at the Licensor's expense.

         3.5 NO SIMILAR REGISTRATIONS. Each Licensee agrees not to use or register in any country any trademarks identical to, resembling, or confusingly similar to the Licensor's Trademarks during the term of this Agreement and thereafter. Whenever the attention of a Licensee is called by a Licensor to any such uses or

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registrations, such Licensee agrees to take appropriate steps immediately to resolve any issues of confusion by avoiding the use of such trademarks or other suitable remedy approved by the respective Licensor.

         3.6 INFRINGEMENT. Each Licensee shall give the Licensor notice of any known or presumed infringements of the Licensor's Trademarks, and such Licensee shall give the Licensor full cooperation in the protection of the Licensor's Trademarks. Such Licensor shall have the right to determine the appropriate course of action to be taken to enforce the Licensor's Trademarks or otherwise abate the infringement, to take or refrain from taking any appropriate action to enforce the Licensor's Trademarks, to control any litigation or other enforcement action and to enter into or permit the settlement of any such litigation or other enforcement action with respect to the Licensor's Trademarks. If the Licensor decides to enforce the Licensor's Trademarks against an infringer, all costs incurred and all recoveries made shall be for the account of the Licensor, unless otherwise agreed to in a separate writing between the parties. The Licensor shall have the right to name the Licensee as a party in any litigation involving any such enforcement of rights, provided the Licensor agrees to indemnify the Licensee for any damages awarded to any third party as a result of the enforcement of such rights.

                                   ARTICLE 4

                              TERM AND TERMINATION

         4.1 TERM. The term of this Agreement shall commence on the Effective Date and shall continue for ten (10) years thereafter, unless terminated earlier pursuant to Section 4.2 or extended by the mutual agreement of the parties.

         4.2 TERMINATION. (i) Either party shall have the right to terminate this Agreement upon the occurrence of any of the following events:

         (a) A material breach of this Agreement by either party or any of their Affiliates that is not cured within thirty (30) days after receipt of written notice of such breach from the other party;

         (b) A material breach of any of the Intercompany Agreements which is not cured within thirty (30) days after receipt of written notice from the other party; or

         (ii) Kennametal shall have the right to terminate this Agreement if Kennametal or its affiliates own shares representing less than a majority of the voting power of the outstanding common stock of JLK.

         4.3 RIGHTS ON TERMINATION. Upon the termination of this Agreement, neither Licensee shall have any further right or license to use the Licensor's Trademarks and each Licensee shall promptly, within 10 days, discontinue all further use of the Licensor's Trademarks in the marketing, promotion, sale or provision of Kennametal Products or JLK Products. Termination of this Agreement for any reason shall not terminate the obligations described in Sections 2.6 which shall survive any such termination.

                                   ARTICLE 5

                             RESOLUTION OF DISPUTES

         5.1 ARBITRATION. Any dispute, controversy or claim between Kennametal and JLK arising out of or relating to this Agreement, the Kennametal Trademarks, the JLK Trademarks, the licenses or any agreements or instruments relating hereto or delivered in connection herewith, will be resolved by arbitration conducted in Pittsburgh, Pennsylvania under the auspices and according to the Commercial Arbitration Rules of the American

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Arbitration Association. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement.

                                   ARTICLE 6

                            MISCELLANEOUS PROVISIONS

         6.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Pennsylvania without regard to principles of conflicts of laws of any jurisdiction.

         6.2 NOTICES. Any notice permitted or required by this Agreement shall be deemed given when sent by personal service, by certified or registered mail return receipt requested, postage prepaid, by facsimile transmission or by overnight delivery by a nationally recognized courier and addressed as follows:

         IF TO KENNAMETAL:    Kennametal Inc.
                              State Route 981 South
                              P. O. Box 231
                              Latrobe, PA  15650
                              Attn:
                              Fax No.:

         IF TO JLK:           JLK Direct Distribution Inc.
                              State Route 981 South
                              P. O. Box 231
                              Latrobe, PA  15650
                              Attn:
                              Fax No.:

         6.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed by both parties to this Agreement, shall be deemed to be an original, and all of which counterparts together shall constitute one and the same instrument.

         6.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to its subject matter, superseding all prior oral and written communications, proposals, negotiations, representations, understandings, courses of dealing, agreements, contracts, and the like between the parties.

         6.5 CAPTIONS. The captions used herein are for illustrative purposes only and shall not be deemed a part of this Agreement.

         6.6 SEVERABILITY. If for any reason any clause of this Agreement is found to be invalid, such findings shall not invalidate any other provision of this Agreement.

         6.7 AMENDMENTS. This Agreement may be changed, amended, modified, or rescinded only by an instrument in writing signed by the party against which enforcement of such change, amendment, modification or rescission is sought.

         6.8 WAIVERS. No waiver by any party of any condition, or breach of any provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of any other condition or of the breach of any other provision of this Agreement.

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         6.9  RELATIONSHIP. Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. Both parties are independent contractors and neither party is to be considered the agent or legal representative of the other for any purpose whatsoever.

         6.10 ASSIGNS. This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, except that no obligation under this Agreement may be delegated, nor may this Agreement be assigned by either party, without the prior written consent of the other party, except as provided in Section 2.4. Any such purported assignment of this Agreement by either party without the prior written consent of the other party shall be void and without effect.

         6.11 THIRD PARTY BENEFICIARIES. Except as expressly provided in this Agreement, the parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

KENNAMETAL INC.                             JLK DIRECT DISTRIBUTION INC.

By ____________________________________     By ________________________________

Name __________________________________     Name ______________________________

Title _________________________________     Title _____________________________